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                             AUDIT COMMITTEE CHARTER
                             (Approved May 26, 2000)

The Board of Directors of Chiron Corporation (the "Board"), upon recommendation of the Audit Committee of the Board, has adopted this Audit Committee Charter to define certain of the functions, responsibilities and authorities of the Audit Committee of the Board.

The Board shall appoint three of its members to serve as the Audit Committee. Its membership shall comply with applicable law and regulatory standards and shall include persons knowledgeable in financial and accounting matters and one or more persons having a background in accounting or related financial management. Each member of the Committee shall be free of any relationship that, in the opinion of the Board, would interfere with his or her independent exercise of appropriate judgment and shall be independent of management of the Company, provided, however, that the Board may determine that it is in the best interests of the Company and its stockholders that not more than one member of the Audit Committee may be appointed who is not independent of management within the meaning of the standards of independence established by the Securities and Exchange Commission and the listing requirement of the NASDAQ National Market System. Notwithstanding the foregoing, currently serving employees or officers of the Company, or their immediate family members, shall not serve as members of the Audit Committee.

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The Audit Committee is a standing committee of the Board, whose primary function is to assist the Board in fulfilling the Board's general oversight responsibilities with respect to (i) the quality and integrity of financial information provided to stockholders and others; and (ii) the quality and integrity of the Company's system of internal controls.

Specifically, the Audit Committee shall have the following functions:

- The Committee shall provide the primary oversight on behalf of the Board of the selection, engagement, performance and termination of the independent auditors for the annual audit of the Company's financial statements. The Committee shall review the independence of the independent auditors, including consideration of their annual written affirmation of independence, review of any other material engagements with the Company or its subsidiaries, and such other matters as the Committee may determine to be appropriate.

- The Committee shall review with the independent auditors and management the nature and proposed scope of the annual audit.

- The Committee shall review with management and the independent auditors the financial statements (including quarterly reports) of the Company. The Committee will review, prior to release or filing with the Securities and Exchange Commission, the annual consolidated financial statements of the Company. Review of quarterly financial statements and related reports need not precede the public release or filing of such

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      statements by the Company. It is anticipated that these reviews will include discussion of the quality of earnings, reviews of reserves and accruals, consideration of the suitability of accounting principles, reviews of the judgmental areas and audit adjustments, whether or not recorded.

- The Committee shall receive and discuss with management and the independent auditors the reports required to be delivered to the Audit Committee on behalf of the Board pursuant to applicable auditing standards.

- The Committee shall oversee Chiron's internal audit function. The Committee shall review the audit plans and results of the internal audit function as they relate to the Committee's areas of responsibility. The internal auditor shall have direct access to the Committee. The internal auditor, however, shall be subject to the administration and supervision of the Chief Financial Officer or other member of management and may perform such other duties and responsibilities as management shall determine. Consequently, the internal auditor is not expected to be independent of management.

- The Committee shall assess on behalf of the Board the quality and adequacy of Chiron's internal control environment and shall receive reports from the independent auditors and internal auditors regarding control matters. The Committee shall oversee the follow-up by management of any material control weakness reported by independent auditors or internal auditors or otherwise identified by the Committee.

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-     The Audit Committee may receive periodic reports and may discuss with management the status of material contingent liabilities, including, as appropriate, litigation, taxation matters, environmental or other areas of risk exposure as they relate to the areas of responsibility of the Committee, including review of financial statements disclosure and the quality of the control environment and otherwise as the Committee may determine in its discretion.

- The Committee shall assess and discuss with management the quality and adequacy Chiron's internal legal compliance programs. The Committee shall review reports from the Chief Compliance Officer with respect to matters within the Committee's areas of responsibility. The Chief Compliance Officer shall have direct access to the Committee. However, as the Chief Compliance Officer performs other functions within the Company, he or she is not expected to be independent of management.

- The Committee shall report to the Board periodically on activities within its areas of responsibility and shall review periodically its function under this Charter and provide recommendations to revise its responsibility or authority under this Charter for consideration by the Board.

      The Audit Committee is expected to establish and maintain free and open communication with the Company's independent auditors, the internal auditors, and management of the Company. The Committee shall be available to meet periodically and upon request in

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      private executive sessions with representatives of independent auditors and the internal auditors.

      In discharging its oversight role, the Audit Committee is authorized to investigate any activity of the Company within its area of responsibility and to retain and direct the Company to pay the costs of such external advisers, including legal counsel or other experts, as the Committee may deem appropriate for this purpose.

      All officers and employees of the Company and its consolidated subsidiaries are directed to cooperate fully with and provide all information requested by the Committee. The Committee is entitled to rely upon factual reports, advice and recommendations provided by representatives of management, employees of the Company and its subsidiaries and expert advisors, to the fullest extent that the Board is so entitled under applicable law.

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